Exhibit 99.(e)(2)

AMENDED AND RESTATED

EXHIBIT A

This Amended and Restated Exhibit A, dated as of April 11, 2008, is the Amended and Restated Exhibit A to that certain Underwriting Agreement dated as of January 1, 2004, between PFPC Distributors, Inc. and Van Wagoner Funds, Inc. for the addition of Van Wagoner Post Venture Fund, Van Wagoner Mid-Cap Growth Fund and Van Wagoner Technology Fund.

PORTFOLIOS

Van Wagoner Small-Cap Growth Fund

Van Wagoner Growth Opportunities Fund

Van Wagoner Emerging Growth Fund

Van Wagoner Post Venture Fund

Van Wagoner Mid-Cap Growth Fund

Van Wagoner Technology Fund

VAN WAGONER FUNDS, INC.

By:

Name:

Title:

PFPC DISTRIBUTORS, INC.

By:

Name:

Title: